UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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SEITEL, INC.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEITEL, INC.

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2005

Notice is hereby given that the Annual Meeting of the Stockholders of Seitel, Inc., a Delaware corporation (the “Company”), will be held at the Omni Houston Hotel at Westside located at 13210 Katy Freeway, Houston, Texas 77079, on Monday, May 23, 2005, at 8:30 a.m., Houston time, and any adjournment or postponement thereof (the “Meeting”), for the following purposes:

1.    To elect three nominees to serve as Class III directors; and

2.    To consider and act upon such other business as may properly be presented at the Meeting or any adjournments or postponements thereof.

The board of directors of the Company has fixed the close of business on Tuesday, April 5, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at the Meeting and any adjournment or postponement thereof. A stockholders’ list will be available commencing ten days prior to the Meeting, and may be inspected during normal business hours prior to the Meeting at the offices of the Company, 10811 S. Westview Circle, Building C, Suite 100, Houston, Texas 77043.

Your vote is important. Whether or not you plan to attend the Meeting in person, we request that you sign, date and return the enclosed proxy card promptly in the enclosed postage-paid envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

By Order of the Board of Directors,

Marcia H. Kendrick Acting Secretary

Houston, Texas

April 18, 2005

SEITEL, INC.

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

PROXY STATEMENT

General

This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card are first being mailed to the stockholders of Seitel, Inc., a Delaware corporation (the “Company”), commencing on or about April 18, 2005, in connection with the solicitation by the board of directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Stockholders to be held at the Omni Houston Hotel at Westside located at 13210 Katy Freeway, Houston, Texas 77079, on Monday, May 23, 2005, at 8:30 a.m., Houston time and at any adjournment or postponement thereof (the ”Meeting”), for the purposes set forth in the accompanying notice.

Voting at the Meeting; Record Date

Each share of the Company’s common stock entitles the holder to one vote on all matters presented at the Meeting. Stockholders may attend the Meeting and vote in person, or they may vote by proxy as described below. As of April 5, 2005, the record date for the determination of stockholders entitled to vote at the Meeting (the “Record Date”), there were outstanding and entitled to vote 152,295,175 shares of the Company’s common stock, par value $.01 per share. The common stock is the Company’s only class of voting securities outstanding.

Stockholders have cumulative voting rights in the election of directors. Stockholders are entitled to as many votes as equals the number of votes which such stockholder would be entitled to cast for the election of directors with respect to their shares of the Company’s common stock, multiplied by the number of directors to be elected. Stockholders may cast all of their votes for a single director or may distribute their votes among the number of directors to be voted for, or for any two or more of them, as such stockholder may see fit. For example, because three directors are to be elected, a stockholder owning ten shares may cast 30 votes for one nominee, 10 votes for each of the nominees or allocate the 30 votes among each nominee, in any manner. If necessary, the persons designated as proxies will exercise their cumulative voting rights to elect the nominees as Class III directors of the Company.

Quorum Requirement

Holders of a majority of the outstanding shares of the Company’s common stock must be present, in person or by proxy, to constitute a quorum for the transaction of business. Stockholders who are present at the Meeting in person or by proxy and who abstain, and proxies relating to shares held in “street name” that are marked as “not voted” will be treated as present for purposes of determining whether a quorum is present.

If a quorum is not obtained, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting, except for any proxies which have theretofore been revoked.

Use of Proxies; Revocability of Proxies; Required Vote

Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Votes will be tabulated and the results will be certified by an election inspector who is required to resolve impartially any interpretive questions as to the conduct of the vote.

A stockholder may revoke a proxy by delivering to the Company written notice of revocation; delivering to the Company a signed proxy of a later date; or appearing at the Meeting and voting in person.

The nominees for election as Class III Directors will be elected by the affirmative vote of the greatest number of votes cast, a plurality, at the Meeting for the election of directors. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to the Company but marked by brokers as “not voted” will have no effect on the election of directors.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

In accordance with the Company’s amended and restated by-laws (the “Bylaws”), members of the Board of Directors are divided into three classes. Class I consists of three directors who will serve for an initial term expiring at the Company’s annual meeting of stockholders in 2007, Class II consists of three directors who will serve for an initial term expiring at the Company’s annual meeting of stockholders in 2006, and Class III consists of three directors who will serve for an initial term expiring at the Meeting. Each class of directors standing for election upon the expiration of its initial term will be elected for successive terms of three years. With the exception of Messrs. Flannery, Golding and Monson, all directors were initially designated when the Company emerged from bankruptcy on July 2, 2004, pursuant to the terms of the Plan of Reorganization and related amended Disclosure Statement (the “Plan”). Messrs. Flannery, Golding and Monson were elected by the directors on December 15, 2004, to fill vacancies on the Board.

Upon the nomination by the Board of Directors at its meeting on March 7, 2005, Messrs. Flannery, Golding and Monson are standing for election as Class III Directors at the Meeting. If elected, each of Messrs. Flannery, Golding and Monson will hold office until the Company’s annual meeting of stockholders in 2008.

The persons named as proxies on the enclosed proxy card have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors, or the size of the Board may be reduced. No circumstances are now known, however, that would prevent any of the nominees from serving.

Nominees For Election

The following table sets forth certain information with respect to each nominee for election to Class III of the Board of Directors:

Name	Age	Position(s) with the Company
Kevin S. Flannery(1)(2)	60	Director
Jay H. Golding(3)	59	Director
Robert D. Monson	50	President and Chief Executive Officer, Director

(1)	Corporate governance and nominating committee member.

(2)	Compensation committee member.

(3)	Audit committee member.

Kevin S. Flannery became a director on December 15, 2004. Since January 2003, Mr. Flannery has been Chairman of the Board and Chief Executive Officer of RoweCom, Inc., since April 2002, Chairman of the Board of Telespectrum Worldwide Inc. and since 1992, President and Chief Executive Officer of Whelan Financial Corporation. Mr. Flannery also currently serves as a director of Sheffield Steel Corporation, Texas Petrochemical LLC, Darling International, Inc., Dan River, Inc. and Centis Inc. He also serves as a member of the New York Stock Exchange Allocation Committee and as chairman of the Shareholders’ Committee of Tesoro Petroleum, Inc. Mr. Flannery received a B.S. degree in economics from Columbia University.

Jay H. Golding became a director on December 15, 2004. Mr. Golding currently serves as President of Port Chester Industries, a privately held merchant banking entity. He is also an advisory director of Choice Energy, L.P., and an advisory director of Texas Capital Bank, Inc. Mr. Golding serves on the board of the Houston Jewish Community Foundation as well as other non-profit organizations. Mr. Golding has a B.S. degree in finance from Lehigh University and a Masters of Business Administration from New York University.

Robert D. Monson was named president and chief executive officer, and director on December 15, 2004. He previously served as the Company’s chief financial officer from May 10, 2004 until December 15, 2004 and served as secretary from August 31, 2004 until December 15, 2004. Mr. Monson has 20 years of experience in the oil and gas industry, including over four years in the international seismic industry. Prior to joining the Company, he served in various financial capacities with Schlumberger Limited, a New York Stock Exchange, Inc. listed company, since 1985. Most recently, Mr. Monson served as business segment chief financial officer for Schlumberger Well Services and the worldwide controller for Oilfield Technology Centers. Prior to this he served as worldwide director of human resources for financial personnel of Schlumberger Limited. From 1998 to 2000 he served as chief financial officer of Schlumberger Oilfield Services-UK. From 1985 to 1998 he served as either treasurer or controller to other Schlumberger entities, including assignments in the New York headquarters and various international locations. Mr. Monson received a B.S. degree in accounting from the University of Minnesota.

Vote Required

The three nominees for election as Class III directors at the Meeting who receive the greatest number of votes cast for election by the stockholders, a plurality, will be elected as our Class III directors. Broker non-votes and abstentions will not affect the outcome of the election of our Class III directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. You may vote “FOR” all of the nominees or withhold your vote for any one or more of the nominees. The proxy holders intend to vote the shares represented by proxies to elect the three nominees to Class III of the Board of Directors set forth in Proposal 1.

The Board of Directors recommends that stockholders vote FOR each of the nominees to Class III of the Board of Directors.

Continuing Directors

The following table sets forth certain information with respect to the Company’s Class I and Class II directors, whose terms of office do not expire at the Meeting.

Name	Age	Position(s) with Seitel	Director Class
Fred S. Zeidman	58	Chairman of the Board of Directors	Class I

C. Robert Black(2)(3)	69	Director	Class I

Ned S. Holmes(1)(2)	60	Director	Class II

Robert Kelley(2)(3)	59	Director	Class II

Charles H. Mouquin(1)	68	Director	Class II

J.D. Williams(1)(3)	67	Director	Class I

(1)	Corporate governance and nominating committee member. Mr. Williams serves as chairman.

(2)	Compensation committee member, Mr. Black serves as chairman.

(3)	Audit committee member. Mr. Kelley serves as chairman.

Fred S. Zeidman, a director since 1997, was named chairman of the board of directors on June 3, 2002 and served as the Company’s interim president and chief executive officer from October 5, 2004 until December 15, 2004. He also served as interim chief executive officer from November 6, 2002 to December 6, 2002. Since July 9, 2004, he has been a Senior Director of Governmental Affairs of Greenberg Traurig, LLP and lobbies on behalf of that firm’s clients. Mr. Zeidman also currently serves as a director of First Prosperity Bank and as Chairman of the United States Holocaust Memorial Council in Washington, D.C. Mr. Zeidman was a director of InterSystems, Inc. from July 1993 through October 2000. He served as president of Interpak Terminals, Inc., a wholly-owned subsidiary of Helm Capital Group, Inc., engaged in the packaging and distribution of thermoplastic resins, from July 1993 until its sale in July 1997.

C. Robert Black, who was one of the official equity committee’s designees, became a director on July 2, 2004. Mr. Black is the current chairman of the board of Texas Tech University System Board of Regents. Mr. Black had over 40 years of service with Texaco Inc. (“Texaco”). He served Texaco in various executive positions culminating in his appointment in 1998 as senior vice president in the office of the chairman, where he had responsibilities for developing and managing Texaco’s relationship with industry on a worldwide basis as well as building relationships in regions where Texaco is active. In addition he had oversight responsibility for Texaco’s Technology Division along with Corporate Reserves Audit Group and served as corporate compliance officer. Mr. Black received a B. S. degree in petroleum engineering in 1958 from Texas Tech University. Texas Tech awarded him the Distinguished Alumni Award in 1979 and the Distinguished Engineer Award in 1980.

Ned S. Holmes, who was one of Fred S. Zeidman’s designees, became a director on July 2, 2004. Mr. Holmes is currently the president and chief executive officer of Laing Properties Inc. and chairman of Parkway Investments. Mr. Holmes currently serves as chairman of the board of Prosperity Bancshares, Inc., which is traded on the NASDAQ. Mr. Holmes is chairman emeritus of the Port of Houston Authority, director and former chairman of the Greater Houston Partnership, and trustee of the publicly traded (NYSE) Archstone Smith Trust. Mr. Holmes received his B.B.A. from the University of Texas, and his J.D. from the University of Texas School of Law.

Robert Kelley, who was one of Mellon HBV Alternative Strategies, LLC’s (“Mellon HBV”) designees, became a director on July 2, 2004 and was appointed Lead Director on October 11, 2004. Mr. Kelley is currently president of Kellco Investments Inc., a private investment company located in Ardmore, Oklahoma. Mr. Kelley has more than 30 years experience in the oil and gas industry. He retired in April 2001 as chairman of the board of Noble Affiliates, Inc. (now Noble Energy, Inc.), an independent energy company with exploration and production operations throughout the United States, including the Gulf of Mexico, and international operations in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea, the North Sea and Vietnam. Prior to October 2, 2000, he also served as president and chief executive officer of Noble Affiliates, Inc. and its three subsidiaries, Samedan Oil Corporation, Noble Gas Marketing, Inc. and Noble Trading, Inc. Mr. Kelley is also a director of OG&E Energy Corp. (NYSE), a public utility headquartered in Oklahoma City, Oklahoma; Lone Star Technologies, Inc., a leading manufacturer of oilfield tubular goods located in Dallas, Texas and Cabot Oil & Gas Corporation, an independent oil and gas company engaged in the exploration and development of oil and gas properties located in Houston, Texas. Mr. Kelley has a B.B.A. from the University of Oklahoma and is a certified public accountant.

Charles H. Mouquin, who was one of the official equity committee’s designees, became a director on July 2, 2004. Mr. Mouquin currently acts as manager for the stock accounts of a few select clients. Mr. Mouquin has more than 40 years experience as a securities analyst. In 1962, he served as a security analyst for Parrish Securities. In 1971, he joined Central National Gottesman, and in 1976 was appointed senior vice president. From 1976 to 1987, he was senior vice president and director of research for Fiduciary Trust Company International. He has served as a consultant to Fiduciary Trust Company International, Hamershlag Kempner and Company as well as the Norman Shethar Company. Mr. Mouquin has a B. S. degree in economics from the University of California at Berkley.

J.D. Williams, who was one of Mellon HBV’s designees, became a director on July 2, 2004. Mr. Williams is an attorney who founded the firm of Williams & Jensen, P.C., a premier Washington, D.C. law and lobbying firm, where he practiced from 1972 through 2004. Mr. Williams has more than 40 years of experience representing clients, including many Fortune 500 companies, major financial institutions, and energy companies, before Congress, congressional committees, and federal agencies. Mr. Williams has a B.B.A. (accounting) from the University of Oklahoma, a J.D. from George Washington University, and an L.L.M. in Taxation from Georgetown University and has been the subject of numerous feature articles in, among other publications, The Wall Street Journal, The New York Times, Forbes, and Fortune. He is also a director of OG&E Energy Corp. (NYSE) and consults privately.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

Board of Directors

On July 21, 2003, the Company and 16 of its U. S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. The Company emerged from bankruptcy on July 2, 2004, pursuant to the terms of the Plan. During fiscal 2004, and prior to the Company’s emergence from bankruptcy, the Board of Directors consisted of Fred S. Zeidman as chairman, Walter M. Craig, Jr., Robert L. Knauss, William Lerner and John E. Stieglitz. In accordance with the Plan, on July 2, 2004, Fred S. Zeidman continued as chairman and C. Robert Black, Ned S. Holmes, Robert Kelley, Charles H. Mouquin, J. D. Williams and Randy D. Stilley were appointed as new directors. Randall D. Stilley, the Company’s former chief executive officer and president, resigned from all positions with the Company on October 5, 2004. On December 15, 2004, Kevin S. Flannery, Jay H. Golding and Robert D. Monson were elected by the directors to fill vacancies on the Board.

The Board of Directors has determined that the following members of the Board are independent within the meaning of NASD Rule 4200(a)(15): C. Robert Black, Kevin S. Flannery, Jay H. Golding, Ned S. Holmes, Robert Kelley, Charles H. Mouquin and J. D. Williams. The Board has further determined that all current members of the Audit Committee are independent within the meaning of NASD Rule 4350(d)(2) and Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1), and that Mr. Kelley qualifies as an audit committee financial expert, within the meaning of Item 401(h)(2) of Regulation S-K promulgated by the SEC.

Committees and Meetings

The Board has an audit committee (the “Audit Committee”), corporate governance and nominating committee (the “Nominating Committee”) and compensation committee (the “Compensation Committee”). Each committee operates under a written charter. The committee charters are available on the Company’s website at www.seitel-inc.com.

During 2004, the Board of Directors met or held telephonic meetings a total of 31 times (25 times prior to emergence from bankruptcy and six times thereafter). The Audit Committee met a total of nine times (five times prior to emergence from bankruptcy and four times thereafter), the Nominating Committee met one time (subsequent to emergence) and the Compensation Committee met a total of five times (all subsequent to emergence). Each of the directors attended 83% or more of the aggregate number of meetings of the Board and committees on which he served during 2004.

Director Compensation

At the organizational meeting of the Board of Directors following the effective date of the Plan, the Board approved and adopted compensation to be paid to non-employee directors, which includes an annual fee of $30,000, annual restricted stock awards valued at $20,000, $1,500 for each Board meeting and committee meeting attended in person, and $500 for each Board meeting and committee meeting attended by telephone conference. In addition, the chairman of the board is paid $250,000 per year and annual fees are paid to each committee chairman as follows: Audit Committee, $15,000; Compensation Committee, $10,000; and Nominating Committee $7,500. Directors who are also employees receive no fees for their service as directors. All directors are entitled to reimbursement for their reasonable out-of-pocket expenditures.

Pursuant to the Plan confirmation order, on July 2, 2004, the Company granted Mr. Zeidman ten-year non-statutory options to purchase 100,000 shares of common stock at an exercise price of $1.30 per share. Such options become exercisable on July 2, 2005, and will also vest on the date immediately preceding a change in control of the Company and upon his termination as director as a result of his death or disability. If Mr. Zeidman terminates his services as director for any reason other than death or disability, then he shall forfeit any of the stock options that are not vested unless the Compensation Committee determines otherwise. The exercise price must be paid in cash or its equivalent or, subject to prior approval by the Compensation Committee, certain other forms of consideration. The terms of the stock options may be subject to adjustment upon the occurrence of certain events and conditions. Additionally, pursuant to the Plan confirmation order, in August 2004 Mr. Zeidman received a $17,787 cash payout from the Non-Employee Directors’ Deferred Compensation Plan. This deferred compensation plan has been terminated.

On January 30, 2004, the bankruptcy court approved a bonus to Mr. Zeidman for fiscal year 2003 totaling $80,000, which was paid in February 2004. During the period from January through July 2004, the Company reimbursed Mr. Zeidman for certain insurance premiums totaling $8,989.

During 2004, Messrs. Black, Holmes, Kelley, Mouquin and Williams were each granted 7,692 shares of restricted stock as inducement for joining the Board of Directors. Such restricted stock vests on the earlier of July 21, 2007, or the death, disability or termination of the director, or on the date immediately preceding a change of control.

Audit Committee

The Audit Committee members are Messrs. Black, Golding, Kelley and Williams. All of the members of the Audit Committee are independent within the meaning of applicable NASD and SEC Rules, and Mr. Kelley qualifies as an audit committee financial expert, within the meaning of SEC Regulation S-K. The Audit Committee charter is attached to this proxy statement as Appendix A.

The Audit Committee assists the Board in monitoring the integrity of the Company’s consolidated financial statements. Additionally, the Audit Committee has sole responsibility and authority for the appointment, compensation, retention and oversight of the independent auditors, and evaluates the independence of the independent accountants. The Audit Committee: reviews the scope and results of the audit engagement with the independent auditors; reviews and discusses with management and the independent auditors, the financial statements and other financial disclosures in the Company’s reports to the SEC; and pre-approves any audit and non-audit services to be performed by the independent auditors. The Audit Committee also monitors and oversees the Company’s: accounting, auditing, and financial reporting processes; the adequacy of its system of internal accounting and financial controls; and compliance with applicable laws and with the Company’s Amended and Restated Code of Ethics and Business Conduct. The Audit Committee may hire independent counsel and other advisors, if it deems it necessary. The Audit Committee also has the responsibility to establish procedures for complaints from Company employees regarding accounting, internal accounting controls or auditing. Finally, the Audit Committee reviews on an ongoing basis all related party transactions for potential conflict of interest situations.

Compensation Committee

The Compensation Committee members are Messrs. Black, Flannery, Holmes and Kelley. Each of the members of the Compensation Committee is independent within the meaning of NASD Rule 4200(a)(15). The Compensation Committee is responsible for: evaluating the performance of, and determining salaries and other compensation arrangements for executive officers of the Company; reviewing employee compensation policies, plans and programs prepared by management; as well as administering and making awards under the Company’s compensation plans; and monitoring and making recommendations to the Board with respect to such compensation plans.

Corporate Governance and Nominating Committee

The Nominating Committee members are Messrs. Flannery, Holmes, Mouquin and Williams. Each of the members of the Nominating Committee is considered independent within the meaning of NASD Rule 4200(a)(15). The Nominating Committee: evaluates candidates for membership on the Board and makes recommendations to the Board regarding candidates; makes recommendations with respect to the composition of the Board and the committees thereof; oversees management continuity planning processes; recommends corporate governance principles applicable to the Company; and oversees the annual evaluation of the performance of the Board and each Committee. The Nominating Committee charter is attached to this proxy statement as Appendix B.

Identifying Candidates

The Nominating Committee’s methods for identifying candidates for election to the Board (other than those proposed by the Company’s stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources such as members of the Board, the Company’s management, individuals personally known to the members of the Board, and other research. In evaluating candidates for membership on the Board of Directors, the Nominating Committee considers several criteria, including: personal qualities and characteristics, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and diversity of viewpoints, background, experience and other demographics.

The Nominating Committee has no specific, minimum qualifications for director candidates. To comply with the Company’s certificate of incorporation, a majority of Board members must qualify as independent members and at least one Board member must qualify as an expert in financial matters within the meaning of the NASD rules. The Nominating Committee will consider all candidates identified through the processes described in this proxy statement, and will evaluate each of them, including incumbents, based on the same criteria.

Stockholder Recommendations

It is the policy of the Nominating Committee that any stockholder may recommend to the Nominating Committee persons (the “Designees”) for election to the Board of Directors. If a stockholder holds in excess of ten percent of the Company’s outstanding common stock, that stockholder is entitled to recommend up to three Designees depending on the stockholder’s percentage ownership. Subject to the Nominating Committee’s evaluation, it will recommend to the full Board of Directors such Designees for annual election, as follows:

Recommending Stockholder’s Percentage Ownership of Outstanding Common Stock	Number of Designee(s)(1)
30% or more	up to three

more than 20%	up to two

more than 10%	one

(1)	Subject to reduction to reflect the members of the Board, if any, previously designated by such stockholder and still serving on the Board.

Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to the Secretary of the Company. The written notice should contain the name and address of the stockholder recommending the candidate, the candidate’s name and address, a description of all arrangements or understandings (if any) between the stockholder and the individual being recommended as a potential director, such information about the individual being recommended as would be required to be included in a proxy statement filed under then-current SEC rules, and an indication of the individual’s willingness to serve as a director of the Company. The Committee will consider all candidates recommended by any stockholder who complies with the foregoing procedures.

Director Attendance at Annual Meeting

The Board’s policy regarding director attendance at annual meetings of stockholders is that they are welcome to attend, and that the Company will make all appropriate arrangements for directors who choose to attend. It is anticipated that all of the directors will attend the Meeting. The Company did not hold an annual meeting of stockholders in 2004 because of the Chapter 11 proceedings.

Communicating with the Board of Directors

Any stockholders who desire to contact the Board or specific members of the Board may do so by writing to: Board of Directors, Seitel, Inc., 10811 S. Westview Circle, Building C, Suite 100, Houston, Texas 77043, Attention: Acting Secretary.

Code of Ethics

The Board has adopted a Code of Ethics and Business Conduct that applies to all of our employees, as well as each member of the Board of Directors. The Code of Ethics and Business Conduct is available on the Company’s website at www.seitel-inc.com. Amendments to or waivers from the Code of Ethics and Business Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) will be posted on the Company’s website.

EXECUTIVE OFFICERS

The Company’s executive officers who are not also directors are as follows:

Name	Age	Position with the Company
Kevin P. Callaghan	52	Chief Operating Officer and Executive Vice President

Marcia H. Kendrick	44	Senior Vice President, Acting Chief Financial Officer, Chief Accounting Officer and Acting Secretary

Robert J. Simon	49	President—Seitel Data, Ltd.

Kevin P. Callaghan has been chief operating officer and executive vice president of Seitel since June 2002. Prior to this date, Mr. Callaghan had been senior vice president of Seitel Data, Ltd. since January 1998. He was president of Olympic Seismic Ltd., a wholly-owned subsidiary of the Company, from June 2002 until January 2005, interim president of Olympic Seismic Ltd. from July 2001 until June 2002 and vice president of Olympic Seismic Ltd. from January 2001 until July 2001. Mr. Callaghan joined Seitel in August 1995 as vice president of onshore operations of Seitel Data, Ltd. From June 2000 until December 2002, he served as an outside director of Aeroscan International Inc., a privately held Canadian company previously engaged in digital imaging services.

Marcia H. Kendrick, CPA, was named senior vice president in September 2001 and interim chief financial officer and secretary in December 2004. Ms. Kendrick has been chief accounting officer and assistant secretary since August 1993. She also served as our interim chief financial officer from June 2002 to May 2004. Prior to joining Seitel in 1993, she was employed by Arthur Andersen LLP, where her last position was director of finance and administration.

Robert J. Simon was named president of Seitel Data, Ltd. in June 2002. He joined Seitel in September 1984 as a marketing representative. In August 1985, he was promoted to regional sales manager. In 1987, Mr. Simon was promoted to vice president of marketing and in 1992 to senior vice president. In 1996, Mr. Simon was promoted to executive vice president, where he served until becoming president of Seitel Data, Ltd.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information with respect to the beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of common stock; (ii) each executive officer of the Company; (iii) each director of the Company; and (iv) all current directors and executive officers as a group. Unless otherwise noted, the beneficial ownership information is as of April 5, 2005.

Name and Address of Owner(1)	Shares Beneficially Owned		Percent of Ownership
Mellon HBV Alternative Strategies LLC 200 Park Avenue, Suite 3300 New York, NY 10166	36,518,051	(2)	21.8%

VA Partners, LLC 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	22,078,563	(3)	14.5%

Third Point Management Company, L.L.C. 360 Madison Avenue, 24th Floor New York, NY 10017	8,100,049	(4)	5.3%
Robert D. Monson	1,000,000		*
Charles H. Mouquin	232,713		*
Robert J. Simon	220,684		*
Kevin P. Callaghan	184,788		*
Marcia H. Kendrick	76,028		*
Jay H. Golding	36,129		*
Kevin S. Flannery	26,129		*
Fred S. Ziedman	25,329	(5)	*
C. Robert Black	23,821		*
Ned S. Holmes	23,821		*
Robert Kelley	23,821		*
J.D. Williams	23,821		*
All executive officers and directors as a group (12 persons)	1,897,084		1.3%

*	Less than one percent

(1)	Except as otherwise noted, the address for all persons is 10811 South Westview Circle, Building C, Suite 100, Houston, Texas 77043, and each named holder has, to the best of the Company’s knowledge, sole voting and investment power with respect to the shares indicated.

(2)	Information with respect to the beneficial ownership of Mellon HBV Alternative Strategies LLC is derived in part from a Schedule 13D/A, dated November 4, 2004, and in part from a Form 4, dated November 23, 2004, both filed by Mellon Financial Corp. Mellon HBV is an indirect subsidiary of Mellon Financial Corp. Includes warrants to purchase 15,037,568 shares of common stock. The shares, including the warrants, are held as follows: (1) 16,090,718 shares, or 9.6%, held of record by Mellon HBV Master Multi-Strategy Fund L.P.; (2) 9,929,786 shares, or 5.9%, held of record by Mellon HBV Master Rediscovered Opportunities Fund LP; (3) 2,238,236 shares, or 1.3%, held of record by Lyxor/Mellon HBV Rediscovered Opportunities Fund Ltd.; (4) 2,624,806 shares, or 1.6%, held of record by Mellon HBV Leveraged Master Multi-Strategy Fund LP; (5) 1,493,946 shares, or less than 1%, held of record by Distressed Recovery Master Fund LP; (6) 642,869 shares, or less than 1%, held of record by Mellon HBV Capital Partners LP; (7) 1,224,599 shares, or less than 1%, held of record by HFR DS Performance Master Trust; (8) 1,154,023 shares, or less than 1%, held of record by Axis-RDO Ltd.; and (9) 1,119,068 shares, or less than 1%, held of record by Mellon HBV Master U.S. Event Driven Fund, L.P. (collectively, the “Mellon Funds”).

Mellon HBV, which is an indirect wholly owned subsidiary of Mellon Financial Corporation, has entered into investment advisory, manager and/or sub-manager agreements that grant Mellon HBV complete control over the management of all securities investment, re-investment and trading activities of each of the Mellon Funds. Accordingly, Mellon HBV has sole voting and dispositive power with respect to all shares of common stock held of record by the Mellon Funds.

(3)	Information with respect to the beneficial ownership of ValueAct Partners Capital, L.P. is derived from a Schedule 13D/A, dated March 1, 2005, filed jointly by ValueAct Capital Partners Co-Investors, L.P., ValueAct Capital Master Fund, L.P., VA Partners, L.L.C. (“VA Partners”), Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin. ValueAct Capital Master Fund, L.P. is the beneficial owner of 21,766,068 shares of common stock, representing approximately 14.3% of the shares outstanding. ValueAct Capital Partners Co-Investors, L.P. is the beneficial owner of 312,495 shares of common stock, representing less than 1% of the shares outstanding.

Shares reported as beneficially owned by ValueAct Capital Partners Co-Investors, L.P. or ValueAct Capital Master Fund, L.P. are also reported as beneficially owned by VA Partners, either as investment manager, or as general partner, of each of the investment limited partnerships. Such shares are also reported as beneficially owned by Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin, as the managing members of VA Partners. As such, VA Partners, Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin may be deemed the beneficial owners of an aggregate of 22,078,563 shares of common stock, representing 14.5% of the shares outstanding.

(4)	Information with respect to the beneficial ownership of Third Point Management Company, L.L.C. (“Third Point”) is derived from a Schedule 13D, dated October 13, 2004, filed jointly by Third Point and Daniel S. Loeb, the managing member of Third Point. Third Point is the investment manager or advisor to a variety of hedge funds and managed accounts (the “Funds”). The Funds directly own the 8,100,000 shares of common stock reported as beneficially owned by Third Point. Third Point and Mr. Loeb share voting and dispositive power over such shares. Additionally, Mr. Loeb has sole voting and dispositive power over 49 shares of common stock that he holds directly.

(5)	Does not include 100,000 shares of common stock underlying ten-year options granted to Mr. Zeidman in connection with the Plan of Reorganization, which options shall become exercisable on July 2, 2005.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the Plan, the Company entered into a standby purchase commitment (the “Standby Commitment Letter”) with Mellon HBV, which currently beneficially owns 21.8% of the outstanding shares of the Company’s common stock on a fully diluted basis. Under this agreement, Mellon HBV, agreed for itself and on behalf of certain of its affiliated funds and managed accounts (together, the “Standby Purchasers”) to purchase, at $.60 per share, after the expiration of warrants to purchase 125,000,000 shares of the Company’s common stock (the “Stockholder Warrants”) on August 2, 2004 but in no event later than August 12, 2004, all shares of reorganized common stock not purchased upon the exercise of the Stockholder Warrants. On August 12, 2004, Mellon HBV fulfilled its standby purchase commitment and purchased from the Company, at $.60 per share, 5,873,846 shares of the Company’s common stock not purchased as a result of the exercise of Stockholder Warrants, for an aggregate of $3,524,307. As compensation for Mellon HBV’s obligation, the Company issued to them on August 12, 2004 warrants to purchase 15,037,568 shares of the Company’s common stock. Such warrants are exercisable until August 12, 2011 at an initial exercise price of $.72 per share, subject to adjustment upon the occurrence of certain events. Under a registration rights agreement entered into on the effective date of the Plan, the Standby Purchasers have registration rights for the resale of the Company’s securities held by (or issuable to) them.

Mellon HBV was required by the holders of our previously outstanding $255 million senior notes to obtain an irrevocable standby letter of credit to secure all performance obligations under the standby purchase commitment. The Company reimbursed Mellon HBV the fees associated with this letter of credit totaling $2.5 million. Additionally, the Company reimbursed the Standby Purchasers for fees and expenses of approximately $1.1 million incurred in connection with the negotiation, preparation, execution and delivery of the Standby Commitment Letter and other related matters. Such amounts are reflected in reorganization items in our Consolidated Statement of Operations for the year ended December 31, 2004 included in our consolidated financial statements for the year ended December 31, 2004 included in our annual report on Form 10-K.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to each person who served as chief executive officer of the Company in 2004, each of the executive officers of the Company other than the Chief Executive Officer serving at the end of the year, and one former executive officer for whom disclosure would have been required but for the fact that he was not serving as an executive officer at the end of 2004, (collectively, the “Named Executive Officers”) for the years indicated.

		Annual Compensation							Long-Term Compensation				Other Compensation ($)
									Restricted Stock Awards		Securities Underlying Options/ SARS (#)

Name and Principal Position	Year	Salary ($)			Bonus ($)		Other Annual Compensation(7)
Robert D. Monson(1) Chief Executive Officer and President	2004		$182,042			—		—	$1,100,000	(1)	—			$878	(8)

Fred S. Zeidman(2) Former Chief Executive Officer	2004		$284,500	(2)		—		—	—		100,000	(3)		$17,787	(3)

Randall D. Stilley(4) Former Chief Executive Officer and President	2004		$254,647			—		—	—		—			$2,042	(8)

Larry E. Lenig Jr.(5) Former Chief Executive Officer and President	2004 2003	$ $	52,500 300,000		$	— 290,000		— —	— —		— —		$ $	481,500 3,500	(8)

Kevin P. Callaghan Chief Operating Officer and Executive Vice President	2004 2003 2002	$ $ $	82,800 82,200 75,000			— — —	$ $ $	1,109,812 1,099,139 951,289	— — —		— — —		$ $ $	4,000 3,500 12,678	(8)

Robert J. Simon President—Seitel Data, Ltd.	2004 2003 2002	$ $ $	159,000 158,400 112,500			— — —	$ $ $	1,253,899 1,189,848 1,327,288	— — —		— — —		$ $ $	3,000 3,000 131,581	(8)

Marcia H. Kendrick Acting Chief Financial Officer, Chief Accounting Officer, Senior Vice President and Acting Secretary	2004 2003 2002	$ $ $	242,200 242,200 235,000		$ $	48,440 25,000 —	$	— — 8,389	— — —		— — —		$ $ $	3,250 3,000 69,663	(8)

Leonard M. Goldstein(6) Former General Counsel and Corporate Secretary	2004 2003	$ $	200,000 300,000			— —		— —	— —		— —		$ $	229,000 3,500	(8)

(1)	Mr. Monson was named Chief Executive Officer and President on December 15, 2004, and was awarded 1,000,000 shares of restricted stock on that date. Prior to that, he served as Chief Financial Officer from May 10, 2004. Based on closing stock prices, the value of Mr. Monson’s unvested restricted stock was $1,100,000 on the date of award and $1,190,000 on December 31, 2004. Mr. Monson is entitled to receive dividends declared on his shares of restricted stock.

(2)	Mr. Zeidman served as interim chief executive officer from October 5, 2004 until December 15, 2004. The $284,500 represents standard compensation he was entitled to as a director and chairman of the board. See “Board and Committee Activity, Structure and Compensation—Directors Compensation.”

(3)

Represents ten-year non-statutory options to purchase 100,000 shares of common stock at an exercise price of $1.30 per share (exercisable on July 2, 2005), and $17,787 cash payout from the prior Non-Employee

Directors’ Deferred Compensation Plan. Both the option grant and the cash payout were pursuant to the Plan confirmation order and represent director compensation for Mr. Zeidman. See “Board and Committee Activity, Structure and Compensation—Directors Compensation.”

(4)	Mr. Stilley voluntarily resigned from the Company effective October 5, 2004.

(5)	Mr. Lenig left the employ of Seitel on February 17, 2004, as anticipated, after completion of the structuring and negotiation of the Plan.

(6)	Mr. Goldstein voluntarily resigned from the Company effective August 31, 2004.

(7)	Includes commissions based on sales for Messrs. Callaghan and Simon and commission based on property sales for Ms. Kendrick.

(8)	Includes amounts paid pursuant to severance agreements totaling $477,500 for Mr. Lenig and $225,000 for Mr. Goldstein. Includes amounts contributed by Seitel to its 401(k) Savings Plan on behalf of such executive officers as discretionary and matching contributions of $878 for Mr. Monson, $2,042 for Mr. Stilley, $4,000 for Messrs. Lenig, Callaghan and Goldstein, $3,000 for Mr. Simon and $3,250 for Ms. Kendrick.

Stock Option Grants in Fiscal 2004

Options Grants Table

The options granted to Mr. Zeidman on July 2, 2004, vest on July 2, 2005 and expire on July 2, 2014. These options replace options that were cancelled in connection with the Plan.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Term(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date
					5%	10%
Fred S. Zeidman	100,000	100%	$1.30	07/02/14	$81,756	$207,187

(1)	Potential values stated are calculated as prescribed by the SEC rules and are not intended to forecast future appreciation.

Option Exercises and Year-End Option Values

There were no options exercised by any of the Named Executive Officers during 2004. As of December 31, 2004, the unexercised options held by such individuals were out of the money.

			Number of Unexercised Options Held at Year End		Value of Unexercised In-the-Money Options at Year end
	Shares Acquired	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Fred S. Zeidman	—	—	—	100,000	—	—

Report on Repricing of Options

In connection with the Plan, Mr. Zeidman’s previously granted stock options to purchase 100,000 shares of the Company’s common stock at $2.23 per share, were cancelled. Additionally, pursuant to the Bankruptcy Court’s Plan confirmation order, the Company granted Mr. Zeidman new stock options to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the July 2, 2004 closing market price.

THE COMPENSATION COMMITTEE

C. Robert Black, Chairman

Kevin S. Flannery

Ned S. Holmes

Robert Kelley

Ten Year Option SAR Repricings

The following table sets forth certain information with respect to repricing of options to purchase Common Stock and SARs during the ten years ended December 31, 2004, for executive officers. With the exception of Mr. Zeidman and his options granted in 2004, all options and warrants reported below were cancelled when the executive’s affiliation with the Company was terminated.

Name and Position	Repricing Date	Number of Securities Underlying Options/SARS’s Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Fred S. Zeidman Chairman of the Board and Former Interim Chief Executive Officer	07/02/04	100,000	$1.30	$2.32	$1.30	7.92 years

Paul A. Frame(1) Former Chief Executive Officer, President and Chairman of the Board	12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98 12/03/98	500,000 101,600 60,000 57,400 55,800 36,768 30,442 22,200 22,042 20,000 20,000 19,600 16,000 13,000 10,000 8,400 7,800 7,400 6,106 4,600 4,000 3,242	$11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938 11.938	$20.500 17.813 17.500 19.000 18.375 20.000 20.250 18.250 20.500 17.750 18.313 17.688 18.500 17.625 18.000 18.125 19.063 19.125 21.500 19.000 18.438 20.813	$13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938 13.938	3.96 years
3.53 years
3.53 years
3.50 years
3.52 years
3.00 years
3.00 years
3.52 years
2.99 years
3.53 years
3.52 years
3.53 years
3.52 years
3.53 years
3.52 years
3.52 years
3.50 years
3.50 years
2.98 years
3.51 years
3.52 years
						2.98 years
	12/03/98	1,800	11.938	17.875	13.938	3.53 years
	12/03/98	1,760	11.938	19.500	13.938	4.02 years
	12/03/98	800	11.938	18.750	13.938	3.52 years

Horace A. Calvert(1) Former Executive Vice President, Chief Operating Officer and Director	12/03/98 12/03/98 12/3/98 12/3/98	200,000 73,082 39,436 39,400	$11.938 11.938 11.938 11.938	$20.500 19.563 20.000 17.250	$13.938 13.938 13.938 13.938	3.96 years 4.01 years 3.00 years 4.01 years
	12/3/98	32,650	11.938	20.250	13.938	3.00 years
	12/3/98	24,000	11.938	17.188	13.938	4.01 years
	12/3/98	14,412	11.938	20.500	13.938	2.99 years
	12/3/98	10,000	11.938	17.563	13.938	4.01 years
	12/3/98	9,600	11.938	19.406	13.938	4.01 years
	12/3/98	8,200	11.938	19.500	13.938	4.01 years
	12/3/98	3,300	11.938	17.750	13.938	4.01 years

Name and Position	Repricing Date	Number of Securities Underlying Options/SARS’s Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
	12/3/98	3,000	11.938	17.781	13.938	4.01 years
	12/3/98	3,000	11.938	17.969	13.938	4.01 years
	12/3/98	2,400	11.938	17.906	13.938	4.01 years
	12/3/98	1,000	11.938	19.375	13.938	4.01 years
	12/3/98	1,000	11.938	17.531	13.938	4.01 years
	12/3/98	700	11.938	17.688	13.938	4.01 years
	12/3/98	200	11.938	17.844	13.938	4.01 years

Herbert M. Pearlman(1) Former Chairman of the Board, Director and Executive Officer	12/3/98 12/3/98 12/3/98	200,000 80,000 35,900	$11.938 11.938 11.938	$20.500 16.000 20.625	$13.938 13.938 13.938	3.96 years 1.40 years 3.75 years
	12/3/98	30,000	11.938	20.531	13.938	3.65 years
	12/3/98	20,000	11.938	20.781	13.938	3.62 years
	12/3/98	19,500	11.938	20.344	13.938	3.75 years
	12/3/98	16,624	11.938	20.000	13.938	3.00 years
	12/3/98	13,766	11.938	20.250	13.938	3.00 years
	12/3/98	13,700	11.938	20.813	13.938	3.62 years
	12/3/98	12,700	11.938	20.313	13.938	3.73 years
	12/3/98	10,574	11.938	20.750	13.938	3.73 years
	12/3/98	10,000	11.938	20.313	13.938	3.63 years
	12/3/98	9,964	11.938	20.500	13.938	2.99 years
	12/3/98	9,800	11.938	20.406	13.938	3.65 years
	12/3/98	8,700	11.938	20.250	13.938	3.63 years
	12/3/98	7,500	11.938	20.719	13.938	3.72 years
	12/3/98	7,100	11.938	20.875	13.938	3.62 years
	12/3/98	2,762	11.938	21.500	13.938	2.98 years
	12/3/98	2,500	11.938	20.719	13.938	3.73 years
	12/3/98	2,000	11.938	20.250	13.938	3.74 years
	12/3/98	1,900	11.938	20.813	13.938	3.73 years
	12/3/98	1,466	11.938	20.813	13.938	2.98 years
	12/3/98	1,400	11.938	20.281	13.938	3.63 years
	12/3/98	500	11.938	20.375	13.938	3.75 years
	12/3/98	100	11.938	20.375	13.938	3.63 years

David S. Lawi(1) Former Director and Executive Officer	12/3/98 12/3/98 12/3/98	100,000 80,000 35,900	$11.938 11.938 11.938	$20.500 16.000 20.625	$13.938 13.938 13.938	3.96 years 1.40 years 3.75 years
	12/3/98	30,000	11.938	20.531	13.938	3.65 years
	12/3/98	20,000	11.938	20.781	13.938	3.62 years
	12/3/98	19,500	11.938	20.344	13.938	3.75 years
	12/3/98	16,624	11.938	20.000	13.938	3.00 years
	12/3/98	13,766	11.938	20.250	13.938	3.00 years
	12/3/98	13,700	11.938	20.813	13.938	3.62 years
	12/3/98	12,700	11.938	20.313	13.938	3.73 years
	12/3/98	10,574	11.938	20.750	13.938	3.73 years
	12/3/98	10,000	11.938	20.313	13.938	3.63 years
	12/3/98	9,964	11.938	20.500	13.938	2.99 years

Name and Position	Repricing Date	Number of Securities Underlying Options/SARS’s Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
	12/3/98	9,800	11.938	20.406	13.938	3.65 years
	12/3/98	8,700	11.938	20.250	13.938	3.63 years
	12/3/98	7,500	11.938	20.719	13.938	3.72 years
	12/3/98	7,100	11.938	20.875	13.938	3.62 years
	12/3/98	2,762	11.938	21.500	13.938	2.98 years
	12/3/98	2,500	11.938	20.719	13.938	3.73 years
	12/3/98	2,000	11.938	20.250	13.938	3.74 years
	12/3/98	1,900	11.938	20.813	13.938	3.73 years
	12/3/98	1,466	11.938	20.813	13.938	2.98 years
	12/3/98	1,400	11.938	20.281	13.938	3.63 years
	12/3/98	500	11.938	20.375	13.938	3.75 years
	12/3/98	100	11.938	20.375	13.938	3.63 years

Debra D. Valice(1) Former Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Director	12/3/98 12/3/98 12/3/98 12/3/98	64,762 50,000 50,000 7,650	$11.938 11.938 11.938 11.938	$20.000 16.750 20.500 20.000	$13.938 13.938 13.938 13.938	3.61 years 7.81 years 3.96 years 3.00 years

(1)	The Company adopted a plan on December 3, 1998, to reduce the exercise price of all employee options and warrants with an exercise price above $13.9375 per share. Options and warrants held by the then executive officers to purchase an aggregate of 2,605,464 shares of the Company’s common stock were included in this repricing. The terms of this repricing provided that if the Company was acquired by another company these options and warrants would be repriced to an exercise price of $11.9375 per share. The original term of these warrants were not changed with the repricing.

Employment, Change-in-Control and Severance Agreements

Robert D. Monson

On December 15, 2004, the Company entered into an employment agreement with Robert D. Monson, as the Company’s president and chief executive officer for an initial term of two years with an automatic annual extension unless either party gives notice of an election not to extend the term. This agreement was amended and restated on March 22, 2005. The agreement provides that Mr. Monson shall be paid an annual base salary of $400,000 and, beginning in calendar year 2005, an annual cash bonus of up to 180% of his base salary under the Company’s annual incentive plan, which is subject to the goals, terms and conditions established by the Board or the Compensation Committee.

Mr. Monson shall receive in each calendar year an award of stock options or other equity-based compensation under the Seitel, Inc. 2004 Stock Option Plan (the “Stock Option Plan”) in an amount equal to 90% of his base salary. Additionally, if Mr. Monson meets the goals, terms and conditions to receive a cash bonus, he shall receive an additional award of stock options or other equity-based awards for such calendar year (to be issued under the Stock Option Plan) in an amount equal to 90% of the cash bonus. Notwithstanding this provision, for calendar year 2004, Mr. Monson’s equity-based award has been set at 684,000 shares of restricted stock.

As contemplated in his agreement, on December 15, 2004, Mr. Monson was granted 1,000,000 shares of the Company’s common stock as restricted stock (the “Restricted Stock Grant”) under the Stock Option Plan. As set forth in Mr. Monson’s restricted stock agreement, effective December 15, 2004, and amended and restated on March 22, 2005, one-third of the Restricted Stock Grant will be vested on December 15, 2005, 66.6% will be vested on December 15, 2006, and 100% will be vested on December 15, 2007. A portion of the Restricted Stock

Grant represents Mr. Monson’s 2004 equity-based award (684,000 shares). The remaining portion of the Restricted Stock Grant is a prepayment of his 2005 equity-based compensation award and will reduce his 2005 award. The restricted stock grant shall be 100% vested upon Mr. Monson’s death or disability and on the date preceding a change of control.

Upon termination by the Company without cause (as defined in his agreement), or resignation by Mr. Monson for good reason (as defined in his agreement) prior to a change in control, he will receive 3.8 times his base salary payable over two years and the Restricted Stock Grant shall be 100% vested. If Mr. Monson is terminated on account of disability, his base salary and cash target bonus will continue through the earlier of the end of the term of employment under his agreement or one year, reduced by any disability insurance payments payable from a Company sponsored plan. If the Company elects not to extend the term of Mr. Monson’s agreement, he will receive his annual base salary plus 90% of his base salary payable over one year. In the event Mr. Monson’s employment is terminated without cause, voluntarily or involuntarily, after a change in control, he will receive 5.7 times his base salary payable in a lump sum. If Mr. Monson terminates for any reason other than for cause or voluntary resignation (except for voluntary resignation following a change in control), he will receive his unpaid cash bonus, if any, earned and accrued with respect to the preceding year.

If Mr. Monson receives an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), which is subject to excise taxes, the Company will reimburse all such excise taxes payable by him plus all additional excise taxes and income taxes related to the reimbursement.

For purposes of Messrs. Monson and Callaghan’s agreements, a “change in control” includes: (i) the acquisition by any person, other than the Company or its affiliates, of 50% or more of the combined voting power of the Company; (ii) the replacement of a majority of the directors under certain circumstances during a two-year period; and (iii) the consummation of certain mergers or approval of a plan for the sale or disposition of substantially all of the assets of the Company.

Kevin P. Callaghan

On March 24, 2005, the Company entered into an employment agreement with Kevin P. Callaghan as the Company’s chief operating officer. The agreement is for an initial term of two years with an automatic annual extension unless either party gives notice of an election not to extend the term. The agreement provides that Mr. Callaghan shall be paid an annual base salary of $330,000 and an annual cash bonus up to 120% of his base salary under the Company’s annual incentive plan, which is subject to the goals and terms and conditions established by the Board or the Compensation Committee.

Mr. Callaghan shall receive in each calendar year an award of stock options or other equity-based compensation under the Stock Option Plan in an amount equal to 60% of his base salary. Notwithstanding this provision, for calendar year 2005, Mr. Callaghan’s equity-based award was set at an amount equal to 160,000 shares of the Company’s common stock as restricted stock under the Stock Option Plan (the “Restricted Stock”). Additionally, if Mr. Callaghan meets the goals, terms and conditions to receive a cash bonus, he shall receive an additional award of stock options or other equity-based awards for such calendar year (to be issued under the Stock Option Plan) in an amount equal to 60% of the cash bonus. The Company granted the Restricted Stock on March 24, 2005, and entered into a restricted stock agreement with Mr. Callaghan on that date. The Restricted Stock shall vest as to 33.3% of such shares on March 24, 2006, an additional 33.3% of such shares on March 24, 2007, and Mr. Callaghan shall be 100% vested in such shares on March 24, 2008. The Restricted Stock shall be 100% vested upon Mr. Callaghan’s death or disability and on the date immediately preceding a change in control.

Upon termination by the Company without cause (as defined in his agreement), or resignation by Mr. Callaghan for good reason (as defined in his agreement) prior to a change in control, he will receive two times his annual base salary payable over two years, and the Restricted Stock shall be 100% vested. If Mr. Callaghan is terminated on account of disability, his base salary and cash bonus will continue through the earlier of the end of the term of employment under his agreement or one year, reduced by any disability insurance payments payable from a Company sponsored plan. If the Company elects not to extend the term of Mr. Callaghan’s agreement, he will receive his annual base salary payable over one year. In the event Mr. Callaghan’s employment is terminated without cause, voluntarily or involuntarily, after a change in control, he will receive two times his base salary payable in a lump sum. If Mr. Callaghan terminates for any reason other than for cause or voluntary resignation (except for voluntary resignation following a change in control), he will receive his unpaid cash bonus, if any, earned and accrued with respect to the preceding year.

Mr. Callaghan’s payments and continuation of benefits are subject to reduction if all or any portion of the amount of any payment or continuation of benefits would not be deductible for federal income tax purposes by the Company under Section 280G and related regulations of the Code.

Larry E. Lenig, Jr.

Effective January 1, 2004, the Company entered into a retention and change of control agreement with Larry E. Lenig, Jr., its former chief executive officer and president, relating to his services in those capacities. The agreement was approved by the bankruptcy court by order dated January 30, 2004, and provided for an annual base salary of $420,000. Mr. Lenig was paid a $200,000 bonus at that time. Mr. Lenig left the Company on February 17, 2004, as anticipated, following completion of the structuring and negotiation of the Plan, and he was paid $477,500 in accordance with the terms of his retention agreement.

Randall D. Stilley

Effective February 17, 2004, the Company entered into an employment agreement with Randall D. Stilley, its former president and chief executive officer. The agreement was approved by the bankruptcy court. Mr. Stilley’s agreement provided the following compensation and employee benefits: (i) a base salary of $350,000 per annum; (ii) participation in the Stock Option Plan; (iii) a 2004 cash incentive award of up to 60% of his base salary; (iv) other employee benefits generally available to the Company’s employees; and (v) certain severance benefits upon his resignation for good reason or termination not-for-cause. Mr. Stilley voluntarily resigned his positions of president, chief executive officer and director on October 5, 2004. Mr. Stilley was not entitled to any severance benefits under the agreement as a result of his resignation.

Leonard M. Goldstein

Effective August 31, 2004, the Company entered into a severance agreement and release with Leonard M. Goldstein. On that date, Mr. Goldstein voluntarily resigned as the Company’s general counsel and corporate secretary for personal reasons. Under the terms of the agreement, the Company paid Mr. Goldstein a lump sum of $75,000, and $25,000 each month for six consecutive months ending in February 2005. In addition, Mr. Goldstein continued to participate in the Company’s health insurance through February 28, 2005, and the Company is paying, on his behalf, subsequent COBRA payments through the earlier of October 31, 2005, or Mr. Goldstein’s commencement of full-time employment elsewhere.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee is composed of independent members of the Board, three of whom were seated in July 2004 as we emerged from reorganization proceedings. Mr. Flannery joined the Compensation Committee on December 15, 2004. During its tenure, the Compensation Committee has conducted an initial survey and assessment of compensation programs and levels for the named executive officers, negotiated employment contracts for the current chief executive officer and chief operating officer, and adopted an executive incentive plan that has taken effect for 2005.

In 2004, compensation for the named executive officers included base salary and, except in the case of the chief operating officer and the president of Seitel Data, Ltd., the opportunity for a discretionary cash bonus. The chief operating officer and the president of Seitel Data, Ltd. received significant commissions on 2004 sales under their preexisting compensation arrangements. Except in connection with Larry E. Lenig’s retention agreement and the appointment of Robert D. Monson as chief executive officer, the Company did not make any material change in base salaries or make any equity awards to its executives during 2004. In recognition of her role in the Company’s emergence from reorganization proceedings and her continued leadership thereafter, the Compensation Committee awarded Marcia H. Kendrick a $48,440 cash bonus.

Like all other full-time employees, other elements of executive compensation in 2004 included health, life and disability insurance, and participation in the Company’s 401(k) Plan. These elements remained unchanged when compared to 2003, except that life insurance coverage was increased for the named executive officers in 2004 because of increased travel demands.

Review of Total Compensation

The Compensation Committee believes that the interests of the named executive officers should be aligned with those of the stockholders. The Compensation Committee’s philosophy is to pay base salaries and cash bonuses and make equity awards that attract and retain highly qualified executives and motivate the executives to achieve the Company’s business goals. Based on the initial survey and assessment of compensation programs and levels for the named executive officers, the Compensation Committee found it necessary to terminate sales commissions to named executive officers, to change base salaries, and to adopt an executive incentive plan that includes the payment of performance based cash bonuses and equity awards under the Stock Option Plan. These changes are being implemented in 2005 and were reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on March 28, 2005.

Former Chief Executive Officers

During fiscal year 2004, the Company had a succession of four chief executive officers. Larry E. Lenig, Jr. held the position until February 17, 2004, Randall D. Stilley served from February 17, 2004 through October 5, 2004, Fred S. Zeidman was acting chief executive officer from October 5, 2004 until December 15, 2004, when the board of directors approved the appointment of Robert D. Monson. Predecessors to the Compensation Committee’s current membership established the 2004 compensation arrangements for Messrs. Lenig and Stilley, which were pursuant to terms of a retention agreement dated January 1, 2004 with Mr. Lenig and an employment agreement dated February 17, 2004 with Mr. Stilley. The bankruptcy court approved both of these agreements. Pursuant to the terms of these agreements, Mr. Lenig’s base salary was increased, effective January 1, 2004, from $300,000 to $420,000 per year, and Mr. Stilley’s 2004 base salary was $350,000. This Compensation Committee and its predecessors did not award any equity compensation to Messrs. Lenig and Mr. Stilley, and no cash bonuses were awarded to them for 2004. In accordance with his retention agreement, and also in recognition of his efforts in completing the structuring and negotiation of the Plan, upon his departure, Mr. Lenig was paid $477,500. The Company has no other payout obligations to Messrs. Lenig and Stilley. Fred Zeidman did not receive compensation for his service as interim chief executive officer in 2004.

Current Chief Executive Officer

Robert D. Monson joined the Company in May 2004 as chief financial officer. His base salary at that time was $270,000. On December 15, 2004, Mr. Monson was appointed president and chief executive officer and entered into an employment agreement with the Company. Under the terms of that employment agreement, his base salary was increased to $400,000 and he was granted 1,000,000 restricted shares of the Company’s common stock, of which 684,000 shares were considered 2004 awards and the remaining 316,000 shares were deemed a prepayment of a 2005 award. One third of these restricted shares vest on each of December 15, 2005, 2006 and 2007. Mr. Monson did not receive a cash bonus in 2004.

In determining Mr. Monson’s compensation as president and chief executive officer, the Compensation Committee considered national surveys, a survey of other companies in the oil field service sector of generally comparable size to the Company (the “Compensation Peer Group”), and performance judgments as to the past and expected future contributions of Mr. Monson. The Compensation Committee believes his total compensation is comparable to executives of similar status in the Compensation Peer Group and is targeted to be in the mid-range of the marketplace. The Compensation Committee’s conclusion is that, in the aggregate, Mr. Monson’s total compensation, mix of components, and payouts under potential severance and change-in-control scenarios to be reasonable and not excessive.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, no tax deduction is allowed for compensation paid during a taxable year in excess of $1 million paid to the named executive officers. There are exceptions to this limitation in the context of performance-based compensation; however, it may not be possible in all cases to satisfy the requirements of the exceptions. The Compensation Committee intends to comply with the provisions of Code Section 162(m), so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

THE COMPENSATION COMMITTEE

C. Robert Black, Chairman

Kevin S. Flannery

Ned S. Holmes

Robert Kelley

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph illustrates the yearly percentage change in the cumulative total stockholder return on the Company’s common stock, compared with the cumulative total return on the Russell 2000 Index and on the Company’s peer group consisting of members of the Oil Service Index (“Peer Group”) for the five years ended December 31, 2004. In all cases the cumulative total return assumes that any cash dividends on the common stock of each entity included in the data presented below were reinvested in that security.

*	Assumes $100 invested at December 31, 1999, in Company common stock, Russell 2000 Index, and Peer Group.

**	Consists of Baker-Hughes, Inc., BJ Services Co., Cooper Cameron Corp., Global Industries, Ltd., Global Santa Fe Corp. (formerly known as Global Marine Inc.), Halliburton Company, Nabors Industries, Ltd., Noble Corp. (formerly known as Noble Drilling Corp.), Rowan Companies, Inc., Schlumberger Ltd., Smith International, Inc., Tidewater, Inc., Transocean, Inc. (formerly known as Transocean Sedco Forex, Inc.), Varco International, Inc., and Weatherford International, Inc.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process and systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon as to whether those financial statements are, in all material respects, presented fairly in conformity with accounting principles generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and the engagement, independence and performance of the Company’s independent auditor. The Audit Committee is not professionally engaged in the practice of accounting or auditing and, accordingly, relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants. The Audit Committee’s specific responsibilities are set forth in the Audit Committee Charter attached to this proxy statement as Appendix A.

The Audit Committee has met with the Company’s independent accountants, BKD LLP, and discussed the overall scope and plans for their audit. The Audit Committee has also met with the independent accountants, with and without management present, to discuss the results of their examinations. The Audit Committee also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with the independent accountants their independence from the Company.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004, with management and the independent accountants. Based on review of the audited consolidated financial statements and the meetings and discussions with management and the independent accountants, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC.

THE AUDIT COMMITTEE

Robert Kelley, Chairman

C. Robert Black

Jay H. Golding

J.D. Williams

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP previously served as the Company’s independent registered public accounting firm and audited its consolidated financial statements for each of the four years ended December 31, 2003. On July 26, 2004, Ernst & Young LLP informed the Company that it would resign as its independent registered public accounting firm following the filing of the Company’s Form 10-Q for the quarter ended June 30, 2004, as a result of its annual review of its client portfolio. Ernst & Young LLP did not consult with the Audit Committee regarding the foregoing and, therefore, the Audit Committee did not recommend or approve Ernst & Young LLP’s decision to so advise us. The Audit Committee commenced an immediate search for a new independent registered public accounting firm.

In connection with the audits of the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2003 and the subsequent interim period through July 26, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The audit reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2003 and 2002 contained a qualification stating:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes A and B in the accompanying consolidated financial statements, on July 21, 2003, the Company and its wholly owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Unites States Bankruptcy Code. Management’s reorganization plans are also described in Note B. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment to reflect the possible future effects on the recovery of assets or the amounts of liabilities that may result from the outcome of this uncertainty.”

Other than such qualification as to uncertainty as a going concern, the aforementioned audit reports of Ernst & Young LLP did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

On October 15, 2004, BKD, LLP was engaged as our new independent registered public accounting firm to audit the Company’s financial statements. During the two most recent fiscal years ended December 31, 2002 and 2003, and the subsequent interim period through October 15, 2004, neither the company nor anyone on its behalf consulted with BKD, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Although the Company anticipates that its relationship with BKD, LLP will continue during the fiscal year 2005, it is not proposed that any formal action be taken at the Meeting with respect to the continued employment of BKD, LLP, because no such action is legally required. Representatives of BKD, LLP plan to attend the Meeting and will be available to answer appropriate questions and will have an opportunity to make a statement if they so desire, although it is not expected that any statement will be made.

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee will, on an annual basis, consider and approve the provision of audit and non-audit services by BKD, LLP. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee may delegate the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by BKD which are not encompassed by the Audit Committee’s pre-approval and not prohibited by law. A member with delegated authority must report back to the Audit Committee at the first Audit Committee meeting following any such pre-approvals.

The following table presents fees paid to BKD, LLP and Ernst & Young LLP for the fiscal years ended December 31, 2004 and 2003.

	Fiscal Year 2004		Fiscal Year 2003
	BKD	E&Y	E&Y
Audit Fees(1)	$128,402	$253,120	$605,000
Audit-Related Fees(2)	5,893	412,480	31,620
Tax Fees	—	—	—
All Other Fees	—	—	—

Total	$134,295	$665,600	$636,620

(1)	Includes fees billed for professional services rendered for (i) the audit of the Company’s consolidated financial statements included in our annual report on Form 10-K, (ii) reviews of the financial statements included in our quarterly reports on Form 10-Q, and (iii) consultation on accounting or disclosure treatment of various transactions in accordance with regulatory interpretations.

(2)	Includes fees billed for professional services rendered for (i) the audit related to our benefit plan and (ii) consultation on compliance with Sarbanes-Oxley Act of 2002, and (iii) work performed in connection with registration statements and debt offerings.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership concerning the common stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company’s review of the Section 16(a) filings that have been received by the Company or written representations or the Company’s personal knowledge that no reports were required, the Company believes that all filings required to be made under Section 16(a) during 2004 were timely made, except for the following: (i) Charles H. Mouquin filed one late report reporting two transactions; (ii) Fred S. Zeidman filed one late report reporting one transaction; (iii) John E. Stieglitz filed one late report reporting two transactions; and (iv) Walter M. Craig, Jr. filed one late report reporting one transaction.

2004 Annual Report

The annual report to stockholders covering fiscal year ended December 31, 2004, has been mailed to each stockholder entitled to vote at the Meeting.

Cost of Soliciting Proxies

The cost of soliciting proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, in the accompanying form, will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to beneficial owners.

Procedure for Submitting Stockholder Proposals

Stockholders may make proposals to be considered at the 2006 annual stockholders meeting. To be included in the proxy statement and form of proxy for the 2006 annual stockholders meeting, a stockholder must deliver this proposal not later than December 12, 2005. If a stockholder wishes to present a proposal from the floor at the 2006 annual stockholder meeting, a stockholder must give the Company written notice no later than February 27, 2006. These deliveries and notices must be made at the principal executive offices of the Company at 10811 S. Westview Circle, Building C, Suite 100, Houston, Texas 77043.

By Order of the Board of Directors,

Marcia H. Kendrick Acting Secretary

Houston, Texas

April 18, 2005

APPENDIX A

SEITEL, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the consolidated financial statements of Seitel, Inc. and its direct and indirect subsidiaries, whether domestic or foreign (the “Company”) to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the qualifications and independence of the Company’s auditors, (3) the performance of the Company’s internal audit function and independent accountants, and (4) the compliance by the Company with all applicable legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) as now or may hereafter be amended, modified or adopted, to be included in the Company’s annual proxy materials.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Commission and of The Nasdaq Stock Market, Inc. or any national securities exchange on which any securities of the Company are traded, as now or may hereafter be amended, modified or adopted. At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined by the Commission’s rules and regulations.

The Members of the Audit Committee shall be appointed by the Board and may be replaced by the Board.

No member of the Audit Committee shall serve on the audit committee of more than two other pubic companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on Committee.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Meetings may be held either in person or telephonically as determined by the Chairman of the Audit Committee on such notice as the Chairman may determine, but not less than 24 hours prior to a meeting. The Audit Committee shall meet periodically with management, the internal auditors, when established, and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent accountants. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Pre-approval of all auditing services and permitted non-audit services shall be in accordance with the policy of the Audit Committee appended to this Charter as Attachment A, as may be amended or modified by the Audit Committee.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Members of the Audit Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal; they may be removed with or without cause, by a majority vote of the Board.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall regularly report to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in “management’s discussion and analysis of financial condition and results of operations” section of the Company’s Exchange Act reports, and recommend to the full Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent accountants the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent accountants’ review of the quarterly financial statements.

3.	Discuss with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly results from the independent accountants review procedures on:

(a)	All critical accounting policies and practices to be used, including critical and significant accounting releases.

(b)	All alternative treatments of financial information within accounting principles generally accepted in the United States of America that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

(c)	Other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet items on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Accountants

10.	Review and evaluate the lead partner of the independent accountants’ team.

11.	Obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the accountants’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountants’ independence, and taking into account the opinions of management and internal auditors.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five years, and consider whether the auditing firm should be rotated at prescribed intervals as well.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company as well as monitoring the effect any such hiring has on independence.

14.	Meet with the independent accountants prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditor.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

17.	Discuss with management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Obtain reports from management, the Company’s internal audit department that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics. Review with the independent accountants their report with respect to management’s evaluation of internal financial controls.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

22.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Adopted: April 20, 2004

ATTACHMENT A

Seitel, Inc. Audit Committee Pre-Approval Policy1

I.	STATEMENT OF PRINCIPLES

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.	AUDIT SERVICES

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee.

IV.	AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee.

V.	TAX SERVICES

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax services involving large and complex transactions not listed in Appendix C must be separately pre-approved by the Audit Committee.

[1]	Appendices hereto are excluded as they relate only to specific approvals that may be made on an annual basis.

VI.	ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services not listed in Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.	SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.	PROCEDURES

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

APPENDIX B

NOMINATING/CORPORATE GOVERNANCE

COMMITTEE CHARTER

OF

SEITEL, INC. (the “Company”)

Purpose

The purpose of the Nominating/Corporate Governance Committee (the “Committee”) shall be as follows:

1.	To identify individuals believed to be qualified to become board members and to select, or to recommend that the Board of Directors select, the director nominees to stand for election at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In selecting or recommending candidates, the Committee shall take into consideration such factors as it deems appropriate.

2.	To develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company.

3.	To develop and recommend to the Board of Directors standards to be applied in making determinations as to the absence of material relationships between the Company and a director.

4.	To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to have no material relationship with the Company, and each of whom is determined to be “independent” in accordance with the rules of the Sarbanes-Oxley Act of 2002 and the corporate governance requirements of the NASDAQ Stock Market or any national securities exchange on which any securities of the Company are listed for trading, for the listing and continued listing of companies listed for trading thereon.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other experts for this purpose, including the sole authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition, and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.

Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors. In connection with the foregoing, and in furtherance of the provisions of a certain standby funding commitment entered into between Seitel, Inc. and Mellon HBV Alternative Strategies LLC on January 5, 2004, approved by the United States Bankruptcy Court for the District of Delaware on January 30, 2004, and provided for in the Third Amended Plan of Reorganization confirmed by the Bankruptcy Court and the Company’s By-Laws dated July 2, 2004, it shall be the policy of the Nominating/Governance Committee that, upon the expiration of the respective members of the Board of Directors as constituted on July 2, 2004, in their respective classes, and subject to all applicable laws, rules, regulations, and national securities exchange or NASDAQ Stock Market rules on which the Company’s common stock is listed for trading, that any shareholder shall have the right to recommend to the Nominating Committee persons (the “Designees”) for election to the Company’s Board of Directors, and the Nominating Committee, subject to its fiduciary duties and the criteria for director-nominees established by the Nominating Committee, shall recommend to the full Board of Directors such Designees proposed for election, as follows: (i) so long as a shareholder shall hold more than thirty percent (30%) of the voting stock of the Company’s issued and outstanding common stock, it shall be entitled to recommend for nomination as aforesaid at any annual election up to three (3) Designees (subject to reduction to reflect the members of the Initial Board, if any, designated by such shareholder and still serving on the Board); (ii) if any shareholder shall hold less than thirty percent (30%), but more than twenty percent (20%), of such stock, it shall be entitled to recommend for nomination as aforesaid at any annual election up to two (2) Designees (subject to reduction to reflect the members of the Initial Board, if any, designated by such shareholder and still serving on the Board); and (iii) if a shareholder shall hold less than twenty percent (20%), but more than ten percent (10%), of such stock, it shall be entitled to recommend for nomination as aforesaid at any annual election one (1) Designee (subject to reduction to reflect the members of the Initial Board, if any, designated by such shareholder and still serving on the Board).

3.	Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

4.	In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

5.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve, as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

7.	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8.	Oversee the evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.

Committee Selection and Composition

9.	Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

10.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11.	Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

12.	Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

13.	Consider the adequacy of the certificate of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

14.	Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

15.	Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

Continuity / Succession Planning Process

16.	Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

17.	Report regularly to the Board of Directors (a) following meetings of the Committee, (b) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities, and (c) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

18.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Adopted: April 20, 2004

SEITEL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Seitel, Inc. (the “Company”) hereby appoints Robert D. Monson, Kevin P. Callaghan and Marcia H. Kendrick and each of them individually as attorneys in fact, agents and as proxies of the undersigned, with power to appoint his or her substitute, to represent and to vote, as designated below, all shares of common stock of the Company held of record by the undersigned on April 5, 2005, at the annual meeting of stockholders to be held on May 23, 2005 and at any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SEITEL, INC.

May 23, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” AS CLASS III DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of three nominees as Class III directors.

NOMINEES:
☐	FOR ALL NOMINEES	O O O	Kevin S. Flannery Jay H. Golding Robert D. Monson	____ ____ ____
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ● To cumulate votes, place the number of votes for a director on the line next to such director’s name.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

2.     In the proxies discretion, upon such other matters as may properly come before the meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted FOR the election of each of the nominees to serve as Class III directors.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement furnished with the notice.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.